EXHIBIT 4.1

FORM OF SUBSCRIPTION AGREEMENT

VORTEX BRANDS CO

A COLORADO CORPORATION

NOTICE TO INVESTORS

Investing in the Common Stock Shares (the “Shares”) of VORTEX BRANDS CO (the “Company”) involves significant risks. This investment is suitable only for persons who can afford to lose their entire investment and such investment could be illiquid for an indefinite period of time. The Company’s Class A Common Stock is quoted on the OTC Markets under the symbol, “VTXB,” however, trading on the OTC Markets is sporadic and if the Company is unable to comply with the applicable OTC Markets requirements, trading of the Shares may not be possible.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue-sky laws and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state securities or blue-sky laws. Although an offering statement (“Offering Statement”) has been filed with the Securities and Exchange Commission (the “SEC”), that offering statement does not include the same information that would be included in a registration statement under the Securities Act. The Shares have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon the merits of this offering or the adequacy or accuracy of the offering circular or any other materials or information made available to subscriber in connection with this offering. Any representation to the contrary is unlawful.

Prospective investors may not treat the contents of the subscription agreement, the offering circular or any of the other materials available (collectively, the “Offering Materials”) or any prior or subsequent communications from the Company or any of its affiliates, officers, employees or agents as investment, legal or tax advice. In making an investment decision, investors must rely on their own examination of the Company and the terms of this offering, including the merits and the risks involved. Each prospective investor should consult the investor’s own counsel, accountant and other professional advisor as to investment, legal, tax and other related matters concerning the investor’s proposed investment.

The Company reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the Shares or to allot to any prospective investor less than the amount of Shares such investor desires to purchase.

Except as otherwise indicated, the Offering Materials speak as of their date. Neither the delivery nor the purchase of the Shares shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since that date.

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VORTEX BRANDS CO

A COLORADO CORPORATION

This subscription agreement (“Agreement”) is made as of the date set forth below by and between the undersigned (“Subscriber” or “you”) and VORTEX BRANDS CO, a Colorado corporation (the “Company” or ”we” or “us” or “our”) and is intended to set forth certain representations, covenants and agreements between Subscriber and the Company with respect to the offering (the “Offering”) for sale by the Company of shares of its Class A Common Stock (referred to herein as the “Shares”) as described in the Company’s Offering Circular dated as of the date of its qualification by the SEC, as amended by any post-qualification amendment (the “Offering Circular”).

1. Subscription and Purchase of Shares.

a.	Maximum and Minimum. There is no maximum investment amount per investor. The minimum investment amount per investor is $0.01 (1 Share).

b.

Irrevocable Subscription. Subject to the terms and conditions hereof, you irrevocably subscribe for and agree to purchase from the Company the number of Shares set forth on the signature page to this Agreement at a purchase price of $0.01 per Share for the total amount set forth on the signature page (the “Purchase Price”).

c.

Rejection. We have the right to reject or cancel your subscription, in whole or in part, whether or not we consummate the Offering. If we reject or cancel your subscription, we will refund to you amounts paid relating to such portion of the subscription that is rejected or cancelled, without interest. We may deduct third party processing fees, if any, from amounts refunded.

2. Subscription Procedures, Payment and Delivery

a. Subscription Procedures. The procedures for subscribing to the Offering are set forth in Exhibit A to this Subscription Agreement.

b. Payment. Contemporaneously with the execution and either (i) electronic delivery of this Agreement to the Company by emailing it to the Company at investors@vortexbrands.us or (ii) physical delivery of this Agreement by mailing it to the Company at the address set forth on Exhibit A, you will pay the Purchase Price for the Shares in the form of either (i) a wire transfer to the Company’s designated bank account pursuant to the wire instructions on Exhibit A or (ii) via a personal check made payable to VORTEX BRANDS CO mailed to the address set forth on Exhibit A. Your subscription is irrevocable. Your Purchase Price amount will be immediately available to the Company for use upon receipt.

c. Acceptance. This subscription shall be deemed to be accepted only when this Agreement has been signed by the Company and delivered to you electronically. The deposit of the payment of the Purchase Price for will not be deemed an acceptance of this Agreement.

d. Rejection or Termination. The payment of the Purchase Price (or, in the case of rejection of a portion of the Subscriber’s subscription, the part of the payment relating to such rejected portion) will be returned, without interest, but subject to deduction of third party processing fees, if any, if Subscriber’s subscription is rejected in whole or in part.

e. Issuance of Shares. We will cause our transfer agent to issue the Shares purchased in this Agreement in book-entry form upon acceptance of this Agreement and confirmation of receipt of the Purchase Price by the Company.

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3. Representations, Warranties and Agreements of Subscriber. By executing this Agreement, Subscriber represents, warrants and agrees to the Company, as of the date of execution of this Agreement and as of the applicable closing date of the Offering:

a.

Requisite Power and Authority and Related Matters. Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement. All action on Subscriber’s part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the applicable closing. If Subscriber is a natural person, Subscriber is at least 21 years of age (or eighteen (18) years of age jurisdictions with such applicable age limit on contracting) and competent to enter into a contractual obligation. If an entity, Subscriber, represents that such entity was not formed for the specific purpose of acquiring the Shares, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Subscriber is a party or by which it is bound. Upon execution and delivery, this Agreement will be a valid and binding obligation of Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

b.

Investment Representations. Subscriber understands that the Shares have not been registered under the Securities Act. Subscriber also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Agreement. Subscriber is purchasing the Shares for Subscriber’s own account. Subscriber has received and reviewed this Agreement and the Offering Circular. Subscriber and/or Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by the Company or an affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with the Offering to evaluate the merits and risks of an investment, to make an informed investment decision and to protect Subscriber’s own interests in connection with an investment in the Shares.

c.

Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no guarantee that a market for the resale of the Shares will exist or continue to exist. Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Shares on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Shares. Subscriber acknowledges that it is able to bear the economic risk of losing its entire investment in the Shares. Subscriber also understands that an investment in the Company involves significant risks and understand all of the risk factors relating to the purchase of Shares.

d.	Investor Status. Subscriber represents:

●

The undersigned understands that the Shares are being offered pursuant to Tier 1 offering pursuant to Regulation A of the Securities Act of 1933 and has confirmed that the Company has filed appropriated notice filings in the jurisdiction of the undersigned’s residence;

●

The Purchase Price set out in signature page to this Agreement, together with any other amounts previously used to purchase Shares in this Offering, does not exceed 10% of the greater of Subscriber’s annual income or net worth (excluding Subscriber’s primary residence and automobiles).

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e.

Shareholder Information. Within five days after receipt of a request from the Company, you agree to provide such information with respect to your status as a shareholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited status of the Company’s shareholders. You further agree that in the event you transfer any Shares, you will require the transferee of such Shares to agree to provide such information to the Company as a condition of such transfer.

f.

Company Information. You have had the opportunity to review the Offering Circular filed with the SEC, including the section titled “Risk Factors.” You have had an opportunity to discuss the Company’s business, management and financial affairs with managers, officers and management of the Company and has had the opportunity to review the Company’s operations. Subscriber has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Subscriber acknowledges that Subscriber is making an investment decision based on the information if the Offering Circular and except as set forth in the Offering Circular and herein, no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

g.

Additional Subscriber Information; Payment Information. Subscriber agrees to provide any additional documentation the Company may reasonably request, including documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act, or otherwise as a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, or as may be required by the securities administrators or regulators of any state, to confirm that the Subscriber meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits. Subscriber acknowledges that Subscriber’s statements in this Agreement are true, complete and accurate in all respects. Payment information provided by Subscriber to the Company is true, accurate and correct and such payment information shall be deemed to be a part of this Agreement as if and to the same extent that such information was set forth herein.

h.	The Company is not an Investment Adviser. Subscriber understands that Company is not registered under the Investment Company Act of 1940 or the Investment Advisers Act of 1940.

i.

Use of Proceeds. Subscriber acknowledges that the price of the Shares was set by the Company arbitrarily and bears no relationship to any objection criterion of value, the price does not bear any relationship to the Company’s assets, book value, historical earnings or net worth. We intend to use the proceeds of this Offering to pay all of the expenses of the Offering, and to use the remaining proceeds for research and development of our products, marketing and general operating capital. We reserve the right to change the foregoing use of proceeds if management believes it is in the best interests of the Company.

j.	Domicile. Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page.

k.

Power of Attorney. Any power of attorney of the Subscriber granted in favor of the Chief Executive Officer of the Company has been executed by the Subscriber in compliance with the laws of the state, province or jurisdiction in which such agreements were executed.

l.	Underwriter Fees. There are no fees or commissions will be payable by the Company to brokers, finders or investment bankers with respect to the Offering.

m.

Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Subscriber’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

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n.

Patriot Act; Anti-Money Laundering; OFAC. The Subscriber should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations. Subscriber hereby represents and warrants to the Company as follows:

●

Subscriber represents that (i) no part of the funds used by the Subscriber to acquire the Shares has been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene United States federal or state or non-United States laws or regulations, including anti-money laundering laws and regulations, and (ii) no payment to the Company by the Subscriber and no distribution to the Subscriber shall cause the Company to be in violation of any applicable anti-money laundering laws or regulations including, without limitation, Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the United States Department of the Treasury Office of Foreign Assets Control regulations. Subscriber acknowledges and agrees that, notwithstanding anything to the contrary contained in the Offering Circular or any other agreement, to the extent required by any anti-money laundering law or regulation, the Company may restrict distributions or take any other reasonably necessary or advisable action with respect to the Shares, and the Subscriber shall have no claim, and shall not pursue any claim, against the Company or any other person in connection therewith. U.S. federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals[1] or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

●

To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Subscriber agrees to promptly notify the Company should the Subscriber become aware of any change in the information set forth in these representations. Subscriber understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional subscriptions from the Subscriber, declining to make any distributions and/or segregating the assets in the account in compliance with governmental regulations, and any broker may also be required to report such action and to disclose the Subscriber’s identity to OFAC. Subscriber further acknowledges that the Company may, by written notice to the Subscriber, suspend the redemption rights, if any, of the Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any broker or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

●

To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure[2], or any immediate family[3] member or close associate[4] of a senior foreign political figure, as such terms are defined in the footnotes below.

[1]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

[2]

A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[4]

A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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●

If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

●

Subscriber acknowledges that, to the extent applicable, the Company will seek to comply with the Foreign Account Tax Compliance Act provisions of the U.S. Internal Revenue Code and any rules, regulations, forms, instructions or other guidance issued in connection therewith (the “FATCA Provisions”). In furtherance of these efforts, the Subscriber agrees to promptly deliver any additional documentation or information, and updates thereto as applicable, which the Company may request in order to comply with the FATCA Provisions. The Subscriber acknowledges and agrees that, notwithstanding anything to the contrary contained in the Offering Circular, any side letter or any other agreement, the failure to promptly comply with such requests, or to provide such additional information, may result in the withholding of amounts with respect to, or other limitations on, distributions made to the Subscriber and such other reasonably necessary or advisable action by the Company with respect to the Shares (including, without limitation, required withdrawal), and the Subscriber shall have no claim, and shall not pursue any claim, against the Company or any other person in connection therewith.

4. Reporting. Subscriber acknowledges and agrees that, if Subscriber purchases an amount that after completion of the Offering constitutes more than 10% of the Shares then issued and outstanding, Subscriber acknowledges that Subscriber’s name, address and holdings may be reported in the Company’s ongoing SEC filings.

5. Survival; Indemnification. All representations, warranties and covenants contained in this Agreement and the indemnification contained herein shall survive (a) the acceptance of this Agreement by the Company, (b) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of Subscriber, and (c) the death or disability of Subscriber. Subscriber acknowledges the meaning and legal consequences of the representations, warranties and agreements in Section 3 hereof and that the Company has relied upon such representations, warranties and covenants in determining Subscriber’s qualification and suitability to purchase the Shares. Subscriber hereby agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of Subscriber herein or the breach of any warranty or covenant herein by Subscriber. Notwithstanding the foregoing, no representation, warranty, covenant or acknowledgment made herein by Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

6. No Advisory Relationship. Subscriber acknowledges and agrees that the purchase and sale of the Shares pursuant to this Agreement is an arms-length transaction between you and the Company. In connection with the purchase and sale of the Shares, the Company is not acting as your agent or fiduciary. The Company does not assume any advisory or fiduciary responsibility in your favor in connection with the Shares. The Company has not provided you with any legal, accounting, regulatory or tax advice with respect to the Shares, and you have consulted your own respective legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate.

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7. Miscellaneous.

a.

Captions and Headings. The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

b.

Notification of Changes. Subscriber agrees and covenants to notify the Company immediately upon the occurrence of any event prior to the consummation of this Offering that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of this Offering.

c.

Assignability. This Agreement is not assignable by Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

d.

Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

e.	Obligations Irrevocable. The obligations of Subscriber shall be irrevocable, except with the consent of the Company.

f.

Entire Agreement; Amendment. This Agreement states the entire agreement and understanding of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written. No amendment of the Agreement shall be made without the express written consent of the parties.

g.

Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

h.

Hardware and Software Requirements. In order to access and retain documents electronically, you must satisfy the following computer hardware and software requirements: access to the Internet; an email account and related software capable of receiving email through the Internet; a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software. You will also need a printer if you wish to print electronic documents on paper, and electronic storage if you wish to download and save documents to your computer.

i.

Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of Colorado, without regard to the conflicts of laws principles thereof. To the extent of any disagreement or matter relating to this Agreement or the Shares, such disagreement or matter shall be exclusively submitted to the federal or state courts located in the state of Colorado.

j.

Notices. All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber at the records of the Company .You shall send all notices or other communications required to be given hereunder to the Company via email at investors@vortexbrands.us (with a copy to be sent concurrently via prepaid certified mail to: VORTEX BRANDS CO Attn: Todd Higley 3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this Section, “business day” shall mean any day other than a day on which banking institutions in the State of Colorado are legally closed for business.

k.

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

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l.

Electronic Delivery of Information. Subscriber and the Company each hereby agrees that all current and future notices, confirmations and other communications regarding this Agreement and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipient’s change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

* * * * *

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VORTEX BRANDS CO

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, Subscriber or its duly authorized representative has executed and delivered this Subscription Agreement and acknowledges that all of the information below is true and correct.

Number of Shares:

SIGNATURE:

(Signature of subscriber or authorized officer)

Name:_________________________________________

Email Address:__________________________________

Mailing Address: ________________________________

______________________________________________

Phone: ________________________________________

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VORTEX BRANDS CO

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

(This countersigned Signature Page will be returned to Subscriber when and if a subscription has been accepted)

ACCEPTED AND AGREED TO:

VORTEX BRANDS CO

By:
Name:
Title:	Chief Executive Officer

VORTEX BRANDS CO

Attn: _Todd Higley ___________

Email Address:

Mailing Address: 3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835

Phone number: (213) 260-0321

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EXHIBIT A

PROCEDURES FOR SUBSCRIBING

After the qualification by the SEC of the offering statement, if you decide to subscribe for any shares in this Offering, you must request a Subscription Agreement from Company by emailing us at investors@vortexbrands.us. If you’d like, you can also request a physical copy of the subscription agreement be mailed to you at the address set forth in your email to the Company requesting the Subscription Agreement. The Company will then either email or mail a copy of the Subscription Agreement for your review. If after review, you wish to proceed with an investment in this Offering, you’ll then have to complete the following procedures:

•	Physically execute the Subscription Agreement and then either:

(1) scan and electronically deliver to us the Subscription Agreement by emailing a signed copy to the Company at investors@vortexbrands.us; or

(2) mailing a copy of the signed Subscription Agreement to us at 3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835; and simultaneously

•	Pay the Purchase Price as such term is defined in the Subscription Agreement by either:

(1) wiring the funds directly to the Company’s designated bank account pursuant to wire instructions that will be provided

; or

(2) mailing a personal check to the Company payable to “Vortex Brands” at 3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835

Any potential investor will have ample time to review the offering circular and subscription agreement, along with their counsel, prior to making any final investment decision. We will not accept any money until the SEC declares the relevant offering circular qualified. All funds received from investors will be immediately available to the Company. We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

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